          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         COMMUNITY CARE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         COMMUNITY CARE SERVICES, INC.
                                18 SARGENT PLACE
                           MT. VERNON, NEW YORK 10550
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

To the Shareholders:


     Notice is hereby given that the Annual Meeting of the Shareholders of Community Care Services, Inc. (the "Company") will be held at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, on March 23, 1999, at 10:00 a.m. (local time), for the following purposes:



          1. To consider and vote upon approval of a reverse split of the Company's common stock, par value $.01 by a ratio of 1:3;



          2. To elect five directors of the Company to hold office for the ensuing year;



          3. To consider and vote upon the following proposals to amend the Company's Certificate of Incorporation (the "Certificate"):



           A. Proposal to amend the Certificate to Classify the Board of Directors into three Classes of Directors with Staggered Terms;



           B. Proposal to amend the Certificate to Limit those Entitled to Call a Special Meeting of the Shareholders of the Company to the Chairman of the Board of Directors, the President of the Company or a Majority of the Board of Directors;



           C. Proposal to amend the Certificate to Require the Two-Thirds Majority Vote of Either the Board of Directors or the Shareholders to Amend the By-laws of the Company;



          4. To consider and vote upon the ratification of the appointment of Richard A. Eisner & Company, LLP as independent certified public accountants for the Company for the year April 1, 1998 through March 31, 1999;



          5. To consider and to transact such other business as may properly come before the meeting or any adjournments thereof.



     A Proxy Statement describing matters to be considered at the meeting is attached to this Notice. Shareholders of record at the close of business on February 17, 1999 will be entitled to notice of and to vote at said meeting or any adjournments thereof.


     To ensure your representation at the meeting, please sign date and return the enclosed form of Proxy in the envelope provided.

                                          By order of the Board of Directors,

                                          LOUIS ROCCO,
                                          Secretary


March 8, 1999

                         COMMUNITY CARE SERVICES, INC.
                                18 SARGENT PLACE
                           MT. VERNON, NEW YORK 10550

                            ------------------------

                                PROXY STATEMENT

                            ------------------------


     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Community Care Services, Inc. (the "Company") of Proxies of the Shareholders to be voted at the Annual Meeting of Shareholders to be held on March 23, 1999 or at any adjournments thereof (the "Annual Meeting"). The approximate date of mailing this Proxy Statement is March 8, 1999.



     Only holders of shares of voting Common Stock, $.01 par value ("Common Stock"), of record at the close of business on February 17, 1999 will be entitled to vote at the Annual Meeting. The Common Stock is the only class of the Company's voting securities outstanding. On that date there were 7,162,891 outstanding shares of Common Stock, each of which is entitled to one vote.


     Where a choice has been specified in a Proxy, the Proxy will be voted as specified. Each Proxy will be voted FOR each matter unless a contrary choice is specified as to that matter. If the accompanying Proxy is executed and returned, the Shareholder may nevertheless revoke it at any time prior to the voting thereof by delivering a later-dated Proxy, delivering written notice of revocation to the Company's Secretary, or voting in person at the Annual Meeting.

     Proxies are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of Proxies. In addition to the use of the mails, Proxies may be solicited by directors, officers, and employees of the Company, personally or by telephone, telegraph or facsimile machine. The Company may reimburse brokers and other persons holding shares of the Company in their names, or in the names of nominees, for their reasonable expenses in sending materials to Shareholders and obtaining their Proxies.

                              REVERSE STOCK SPLIT


     At the Annual Meeting the holders of Common Stock of the Company will be asked to approve a reverse split of the Common Stock by a ratio of 1:3. The favorable vote of the holders of a majority of the shares of Common Stock, represented in person or by Proxy at the meeting, will be required for such approval. The decrease in the number of outstanding shares of the Common Stock resulting from the reverse stock split will increase the average trading price of the Common Stock to over $1.00 per share, assuring continued listing on the NASDAQ SmallCap Stock Market.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT.

MATERIAL CHANGES RESULTING FROM THE PROPOSED REVERSE STOCK SPLIT


     The Board of Directors has unanimously decided to submit to a vote of the shareholders a proposal to reduce the number of outstanding shares of the Common Stock, which is to be achieved by undertaking a reverse split of the Common Stock whereby every three (3) shares of the Common Stock outstanding on the close of business on February 17, 1999 (the "Existing Shares") shall be exchanged for one (1) share of Common Stock (the "New Shares") having terms identical in every respect to the Existing Shares (the transaction shall be referred to hereafter as the "Reverse Split"). Fractional shares resulting from the Reverse Split shall be rounded up to the nearest whole number.



     The reason for the proposed reverse stock split of the Common Stock is to assure continued listing on the NASDAQ SmallCap Stock Market. The Company is required to maintain a minimum bid price per share of $1.00. The minimum bid for the Common Stock has been below $.50, and the Company was advised by NASDAQ that unless the Company took action to ensure that the Common Stock maintains a minimum bid price per share of $1.00 or more for 10 consecutive trading days, it would be delisted from the NASDAQ SmallCap Market on February 15, 1999. While the Company may appeal such action, the Company has determined that it is advisable to attempt to increase the price of the Common Stock. To date, NASDAQ has not delisted the Common Stock.



     If the Reverse Split is approved by the shareholders, it will occur at the close of business on March 23, 1999. At the close of business on February 17, 1999 the Company had approximately 7,162,891 shares of Common Stock outstanding. The Reverse Split will reduce this number to approximately 2,387,630. Except as a result of the receipt by some shareholders of additional shares as a result of rounding up fractional shares, the Reverse Split, in itself, will not effect any shareholders' percentage holdings in the Company.


     If the Reverse Split is approved by the shareholders, each shareholder will, as soon as practicable after the Meeting, be notified that their shares of the Existing Shares have been converted to a reduced number of New Shares pursuant to the Reverse Split and shareholders will then be asked to exchange their certificates representing the Existing Shares for new certificates evidencing the New Shares.

     The Company's Board of Directors believes that maintenance of the NASDAQ listing is beneficial to the Company and its shareholders and recommends a vote for the proposed Reverse Split of the Common Stock. The Board of Directors believes the proposed Reverse Split will create long-term benefit for the Company by increasing market interest in the Common Stock and increasing the nominal per share value and per share earnings of the Common Stock. Given the volatility of the Common Stock, the Board of Directors believes that the proposed Reverse Stock Split will help maintain a sufficient minimum bid price per share to ensure continued listing on the NASDAQ SmallCap Stock Market.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT.

                             ELECTION OF DIRECTORS


     Five directors are to be elected at the Annual Meeting to serve until the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Should the shareholders adopt the Proposed Amendment to the Certificate of Incorporation Concerning Classification of the Board into Three Classes of Directors with Staggered Terms, the terms of the persons elected to the Board of Directors will be as set forth in the discussion of such Proposed Amendment (see "Amendments to the Certificate of
Incorporation -- Amendment to the Certificate of Incorporation to Classify the Board of Directors into Three Classes of Directors with Staggered Terms").


     The persons listed below have been nominated by the present Board of Directors. All the nominees are presently members of the Board of Directors of the Company, and the Board of Directors knows of no reason why any of the nominees will be unable to serve. The persons named as Proxies in the accompanying Proxy intend to vote for these nominees or, if any of them will be unable to serve (the Board has no present knowledge of such fact), will vote for substitute nominees which the Board of Directors may propose.

     INFORMATION WITH RESPECT TO NOMINEES FOR ELECTION AS DIRECTORS.

     Set forth below are the names and ages of the nominees for director, their principal occupations at present and for at least the past five years and certain directorships held by each.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FIVE NOMINEES LISTED BELOW.

NAME, PRESENT POSITION WITH THE                                       DIRECTOR
COMPANY, AND BUSINESS EXPERIENCE                              AGE       SINCE
--------------------------------                              ---    -----------
Dean L. Sloane..............................................  53       July 1992
Chairman of the Board
Mr. Sloane has been Chairman of the Board, President and a
  Director of Community Medical Transport, Inc., a publicly
  traded company, since December 1988.
Bruce L. Ansnes.............................................  55     August 1996
Vice Chairman
Mr. Ansnes, has been a private investor since 1986. From
  1978 to 1983, Mr. Ansnes was Treasurer, and from 1983
  until 1986, Treasurer and Vice President, of Culbro
  Corporation. He has a B.A. from Colby College and an
  M.B.A. from Columbia University.
Bernard M. Kruger, M.D......................................  57     August 1996
Director
Dr. Kruger has been in the private practice of internal
  medicine and medical oncology since 1979, and is
  affiliated with Lenox Hill Hospital, Beth Israel Hospital,
  Mount Sinai Hospital and the Orthopedic Institute. Dr.
  Kruger is a director of Community Medical Transport, Inc., a publicly traded company.
Craig V. Sloane.............................................  48       July 1992
Director
Mr. Sloane, has served as Vice President -- Operations and a director of Community Medical Transport, Inc., a publicly
  traded company, since December 1990.
Louis Rocco.................................................  48      March 1998
Vice President, President of MRS and Director
Louis Rocco joined the Company in May 1997 as Vice
  President. He also serves as President of the Company's
  subsidiary, Metropolitan Respirator Service, Inc. ("MRS").
  Mr. Rocco was a founder of MRS and held various executive
  positions in MRS from its inception through May 1997.

Dean L. Sloane and Craig V. Sloane are brothers.

     Information concerning ownership of the Company's equity securities by the nominees is contained below, under the caption "Principal Shareholders and Other Information".

                 COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     The Board of Directors has a standing Audit Committee, the members of which are Dean L. Sloane and Bruce L. Ansnes, which confers with Richard A. Eisner & Associates, LLP, the Company's external auditors, regarding the scope and results of their audits and any recommendations they may have with respect to internal accounting controls and other matters related to accounting and auditing. The Board of Directors also has a Stock Option Committee, the members of which are Dr. Bernard M. Kruger and Craig V. Sloane, which is responsible for administering the Company's 1996 Stock Option Plan. The Board of Directors does not have any other committees. During the year ended March 31, 1998, the Board of Directors met five (5) times and the Audit Committee met one (1) time, not including actions taken by unanimous written consent, and the Stock Option Committee had no meetings. During that year, each director, attended at least seventy-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served.

                    EXECUTIVE OFFICERS OF THE COMPANY NOT A
                        DIRECTOR OR NOMINEE FOR DIRECTOR

     The following table sets forth certain information about the executive officers of the Company or its subsidiaries who are not a Director or nominee for Director.


                                                              AGE
                                                              ---
Saverio D. Burdi............................................  40
Chief Operating Officer
Saverio D. Burdi joined the Company in May 1997 as Senior
  Vice President and was appointed Chief Operating Officer
  in July 1997. Prior to joining the Company, Mr. Burdi was
  an owner of MRS and was employed by MRS from June, 1989
  through May 1997, and served as Vice President-Sales of
  MRS from June 1992 through May 1997.
Elia Guarneri...............................................  42
Chief Financial Officer
Elia Guarneri joined the Company in January 1998 as
  Corporate Controller, was appointed Acting Chief Financial
  Officer in October 1998, upon the resignation of Joel
  Quall, and at its meeting held on February 11, 1999, the
  Company's Board of Directors appointed Mr Guarneri Chief
  Financial Officer. Prior to joining the Company, Mr
  Guarneri was Senior Accountant at Puglisi, Midler & Co.
  from December 1995 to January 1998 and was a Staff
  Accountant at Tobin & Company from October 1994 to
  December 1995. Prior to October 1994, Mr Guarneri attended
  Pace University. Mr. Guarneri received a B.B.A from Pace
  University and is a Certified Public Accountant.

                  PRINCIPAL SHAREHOLDERS AND OTHER INFORMATION


     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock on January 31, 1999 with respect to (a) each person or group known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company, (c) each executive officer of the Company and (d) all officers and directors of the Company as a group. Except as set forth below, all of such shares are held of record and beneficially.



                    NAME AND ADDRESS OF                      AMOUNT AND NATURE OF
                     BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP    PERCENT OF CLASS
                    -------------------                      --------------------    ----------------
Bruce L. Ansnes............................................          110,000                1.54%
  15 Glen Park Road
  Purchase, NY 10577
Saverio D. Burdi...........................................           87,243(1)             1.22%
  18 Sargent Place
  Mt. Vernon, NY 10550
Elia Guarneri..............................................                0                   0%
  18 Sargent Place
  Mt. Vernon, NY 10550
Bernard M. Kruger, M.D.....................................           18,334                   *
  170 East 78th Street
  New York, NY 10021
Matthew McDonough..........................................            1,050(2)                *
  18 Sargent Place
  Mt. Vernon, NY 10550
Louis Rocco................................................          293,056                4.09%
  18 Sargent Place
  Mt. Vernon, NY 10550
Alan T. Sheinwald..........................................        2,126,250(3)            29.68%
  203 Briarwood Drive
  Somers, NY 10589
Craig V. Sloane............................................          428,450                5.98%
  45 Morris Street
  Yonkers, NY 10705
Dean L. Sloane.............................................        1,388,000(4)            19.38%
  45 Morris Street
  Yonkers, NY 10705
All Officers and Directors as a Group......................        2,326,133               32.47%


---------------
(1) Does not include options to purchase 25,000 shares of common stock at an exercise price of $4.00 per share granted to Mr. Burdi. Include 17,842 shares held in escrow. (See "Certain Relationships and Related Transactions.")

(2) Does not include options to purchase 10,000 shares granted to Mr. McDonough. Mr. McDonough's employment with the Company was terminated on February 8, 1999.


(3) Does not include options to purchase 20,000 shares at an exercise price of $4.00 per share granted to Mr. Sheinwald's brother-in-law, Wade Wilson, 50,000 shares of Common Stock owned by Mr. Wilson, or 62,500 shares of Common Stock which may be issued to Mr. Wilson upon the conversion of the remaining outstanding portion of the $444,430 promissory note issued by the Company to Mr. Wilson on May 10, 1997 in connection with the Company's acquisition of Metropolitan Respirator Service, Inc. Mr. Wilson served as Vice President -- Operation Systems of the Company from May 10, 1997 through October 5, 1998 (See "Certain Relationships and Related Transactions"). Also does not include 16,000 shares owned by affiliates of Mr. Sheinwald. On February 12, 1999, Mr. Sheinwald sold the 2,126,250 shares of Common Stock held in his name to LTTR Home Care LLC.

(4) Does not include 100,000 Shares owned by Mr. Sloane's wife, Mary Sloane, 800 shares owned by Mr. Sloane's son, Joshua Sloane and 175,000 Shares owned by the Sloane Family Foundation for which Mr. Sloane disclaims beneficial ownership.


  * Less than one percent.

     Based solely on a review of Forms 3 and 4, and all amendments thereto, furnished to the Company during Fiscal 1998, and Forms 5 and amendments thereto furnished to the Company with respect to Fiscal 1998, and all written representations received by the Company from each person who was director, officer or beneficial owner of more than ten percent of a class of equity securities of the Company during the fiscal year ended March 31, 1998, the Company believes that none of such persons filed a late report during, or with respect to, the year.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The remuneration of the Chief Executive Officer and the four other most highly compensated executive officers of the Company and its Subsidiaries whose total annual salary and bonus exceeded $100,000 for all services in all capacities to the Company for its fiscal years ended March 31, 1998, 1997 and 1996, was as follows:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION                 ------------------------------
                                 -----------------------------------------------   RESTRICTED      SECURITIES
       NAME & PRINCIPAL          FISCAL                           OTHER ANNUAL       STOCK         UNDERLYING
           POSITION               YEAR    SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)    OPTIONS/SAR'S (#)
       ----------------          ------   ---------   --------   ---------------   ----------   -----------------
Alan T. Sheinwald..............   1998    $ 84,000       0           $5,000            0                0
 Chief Executive Officer (1)...   1997    $138,000       0           $9,000            0                0
                                  1996    $ 48,000       0           $3,000            0                0
Saverio D. Burdi...............   1998    $139,000       0           $7,000            0                0
 Chief Operating Officer.......   1997    $      0       0           $    0            0                0
                                  1996    $      0       0           $    0            0                0
Louis Rocco....................   1998    $112,000       0           $6,000            0                0
 President of MRS..............   1997    $      0       0           $    0            0                0
                                  1996    $      0       0           $    0            0                0

                                  LONG TERM COMPENSATION
                                 -------------------------

       NAME & PRINCIPAL             LTIP       ALL OTHER
           POSITION              PAYOUTS($)   COMPENSATION
       ----------------          ----------   ------------
Alan T. Sheinwald..............      0             0
 Chief Executive Officer (1)...      0             0
                                     0             0
Saverio D. Burdi...............      0             0
 Chief Operating Officer.......      0             0
                                     0             0
Louis Rocco....................      0             0
 President of MRS..............      0             0
                                     0             0

---------------
(1) Mr. Sheinwald's employment with the Company commenced on November 13, 1995 and was terminated on July 1, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows information regarding stock options granted during the fiscal year ended March 31, 1998 with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company and its subsidiaries whose total annual salary and bonus exceeded $100,000 for all services in all capacities to the Company for the fiscal year ended March 31, 1998. The Company has never granted any stock appreciation rights.

                               INDIVIDUAL GRANTS

                       NUMBER OF SECURITIES
                            UNDERLYING        % OF TOTAL OPTIONS GRANTED TO   EXERCISE PRICE
        NAME            OPTIONS GRANTED(#)      EMPLOYEES IN FISCAL YEAR          ($/SH)       EXPIRATION DATE
        ----           --------------------   -----------------------------   --------------   ---------------
Alan T.
  Sheinwald(1).......           0                          0%                       0                 0
Saverio D. Burdi.....         25,000                       37%                $    4.00           May 2007
Louis Rocco..........           0                          0%                       0                 0

---------------
(1) Mr. Sheinwald's employment as Chief Executive Officer was terminated by Company on July 1, 1997.

  * All options set forth were granted under the Company's Stock Option Plan at 100% of the fair market value of the shares at the time the options were granted and are intended to be, and with few exceptions, will be, incentive stock options. All options are exercisable in full two years and expire ten years after the date of grant.

     Options have value to the listed executives and to all option recipients only if the stock price advances beyond the grant date price shown in the table during the effective option period.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Alan T. Sheinwald, President and Chief Executive Officer of the Company upon the completion of its initial public offering in October 1996. The agreement has a three year term which renews for an additional year on each anniversary of the agreement, and provides for an annual base compensation of $150,000. The agreement provides for certain employee benefits including medical insurance, vacation and a car allowance, and also contains a non-competitive provision covering the term of the agreement plus one year following termination. On July 1, 1997, Mr. Sheinwald's services were terminated by the Company.

     The Company entered into an employment agreement with Saverio D. Burdi, Chief Operating Officer of the Company, on May 10, 1997, which expires at midnight on May 10, 2000. The agreement can be renewed for additional one year terms on each anniversary of the agreement and provides for an annual base compensation of $120,000. The agreement provides for certain benefits and contains a non-competition provision covering the term of the agreement plus one year following termination.

     The Company entered into an employment agreement with Louis Rocco, Vice-President of the Company and President of MRS, on May 10, 1997, which was amended on March 1, 1998 and expires at midnight on May 10, 2000. The agreement can be renewed for additional one year terms on each anniversary of the agreement, and provides for a base compensation of $19,478 per month and entitles Mr. Rocco to payments of $10,311 for the remainder of the term in the event that the agreement is terminated for any reason prior to the end of the term. The agreement provides for certain benefits and contains a non-competition provision covering the term of the agreement plus one year following termination.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives a fee of $1,000 for each Board meeting attended and a fee of $500 for each committee meeting attended, in addition to being reimbursed for expenses incurred on behalf of the Company. Commencing with the last quarter of 1997, Dean Sloane, Chairman of the Company, and Bruce L. Ansnes, Vice Chairman of the Company, have received stipends of $5,000 per quarter for management services they provide to the Company. These stipends will cease upon the appointment by the Company of a new Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On May 10, 1997, the Company acquired 68% of the outstanding shares of Metropolitan Respirator Service, Inc. ("MRS") from Messrs. Donald Fargnoli, Louis Rocco and Saverio D. Burdi. The purchase price was approximately $5,993,000, consisting of (i) approximately $2,800,000 in cash, of which $970,598 was paid to Mr. Fargnoli, $1,063,502 was paid to Mr. Rocco and $765,900 was paid to Mr. Burdi; (ii) Promissory Notes with a face value of $2,967,000 accruing interest at a rate of 6% per annum, including a $1,176,400 Promissory
Note issued to Mr. Fargnoli, a $1,302,182 Promissory Note issued to Mr. Rocco and Promissory Notes issued to certain MRS employees, including a Promissory Note for $444,340 issued to Wade Wilson, who was appointed Vice President, Operation Systems, of the Company, and (iii) 62,243 shares of the Company's common stock with a value of $226,000 issued to Saverio D. Burdi, of which 17,842 shares are being held in escrow by the Company until May 10, 1999.


     In March 1998, Mr. Rocco surrendered his $1,302,000 Promissory Note issued in connection with the Company's acquisition of MRS. In consideration for such action, the Company converted eighty percent of the Promissory Notes into shares of Common Stock, with Mr. Rocco receiving 293,056 shares and a cash payment of $73,000. The remaining amount of the Promissory Notes and interest thereon will be repaid monthly in installments of $10,000.

     Also, In March 1998, Mr. Fargnoli surrendered his $1,176,000 Promissory
Note issued to him in connection with the Company's acquisition of MRS. In consideration for such action, the Company converted eighty percent of the Promissory Notes into shares of Common Stock, with Mr. Fargnoli receiving 264,750 shares and a cash payment of $66,000. The remaining amount of the Promissory Notes and interest thereon will be repaid monthly in installments of $9,000. In May 1998, Mr. Fargnoli resigned from the Company. Mr. Fargnoli also entered into a Consulting Agreement with the Company for a term of two years expiring May 2000 for a fee of $55,000 per year.

     Mr. Wilson's Promissory Note is payable in two payments. On January 2, 1999, one half of the principal and accrued interest was paid through the issuance to him of 50,000 shares of Common Stock and the payment of $50,000 and the remaining one half of the principal and accrued interest is payable January 2, 2000. In lieu of cash payment, Mr. Wilson may elect to convert up to eighty percent (80%) of the outstanding principal balance of the Promissory Note and the accrued interest thereon payable on the dates set forth above into 50,000 shares of Common Stock, based on a valuation of $4.00 per share, irrespective of the actual market value of the shares on the date of such conversion. If Mr. Wilson does not make such election, the Company may do so. With respect to the remaining twenty (20%) of the payment due, Mr. Wilson may, but is not obligated to, require that such amount be converted into shares or take such payment in cash. At any time subsequent to the first anniversary of the execution of the Promissory Note, if the Company conducts a secondary public offering of Company's common stock, Mr. Wilson shall have the opportunity to sell the shares in such offering to the same extent and in proportion to the rights that the other executive officers of the Company have. Mr. Wilson was terminated as an officer and employee of the Company as of October 5, 1998, but continues to provide consulting services to the Company.


     Upon the closing of the MRS acquisition, Mr. Fargnoli was appointed to the Company's Board of Directors, Messrs. Fargnoli and Rocco were appointed as Vice Presidents of the Company, Saverio D. Burdi was appointed as Senior Vice President of the Company, and Wade Wilson was appointed as Senior Vice President, Operation Systems, of the Company. Mr. Burdi subsequently was appointed Chief Operating Officer of the Company. The Company entered into three year employment agreements with Messrs. Fargnoli, Rocco, Burdi and Wilson, providing for annual base compensation of $110,000 for Messrs. Fargnoli and Rocco and $120,000 for Messrs. Burdi and Wilson. Messrs. Burdi and Rocco's employment agreements are described above. Messrs. Burdi and Wilson were granted options to purchase 25,000 and 20,000 common shares, respectively, under the Company's 1996 Stock Option Plan. Each of the agreements provides for certain employee benefits and contains a non-competition provision covering the term of the agreement plus one year following termination. Messrs. Fargnoli, Rocco, Burdi and Wilson also entered into Non-Competition Agreements with the Company which run through May 10, 2001, or the length of their respective Employment Agreement plus one year, whichever is longer. Mr. Fargnoli has subsequently resigned and Mr. Wilson's employment was terminated. Mr. Rocco's employment agreement has been amended as described above.

     Wade Wilson is the brother-in-law of Alan T. Sheinwald, the former President, Chief Executive Officer and Chairman of the Company. Mr. Sheinwald's employment as President and Chief Executive Officer of the Company was terminated on July 1, 1997. Mr. Sheinwald resigned as Chairman and a director of the Company on July 7, 1997.


                  GENERAL DISCUSSION OF TAKEOVER DEFENSES AND


                          SUMMARY OF EXISTING MEASURES



      INTRODUCTION TO PROPOSALS TO AMEND THE CERTIFICATE OF INCORPORATION



     The Company's Board of Directors has recently been considering certain changes to the Company's By-laws (the "By-laws") and Certificate of Incorporation (the "Certificate") which, consistent with New York law, would help ensure the continued orderly conduct of business and would protect the interests of the majority of shareholders, particularly in the event of a hostile attempt to take control of the Company. The Board has observed that certain tactics -- including the accumulation of a substantial common stock position with a view to having the block repurchased by the Company or as a prelude to an attempted takeover or significant corporate restructuring or proxy fight, and highly leveraged tender offers which result in wholesale disposition of assets, the weakening of a company's financial position and the related loss of employee morale -- have become relatively common features of corporate takeover practice. The Board considers that such tactics can be highly disruptive to a company, can be financially deleterious to it and can result in unequal treatment of a company's shareholders.



     At its meeting of February 11, 1999, the Company's Board of Directors unanimously voted to recommend three amendments to the Certificate to the Company's shareholders for adoption. These amendments are being submitted in the form of separate proposals discussed in detail below under the captions "Amendment to Classify the Board of Directors into Three Classes of Directors with Staggered Terms," "Amendment to Limit those Entitled to Call a Special Meeting of Shareholders to the Chairman of the Board of Directors of the Company, the President of the Company or a Majority of the Board of Directors of the Company" and "Amendment to Require A Two-Thirds Majority Vote of the Board of Directors or the Shareholders to Amend the By-laws of the Company."



     A classified Board of Directors, the limitation of who may call a special meeting of shareholders and the requirement of a supermajority vote to amend the By-laws of the Company will ensure some continuity in the management of the business and affairs of the Company and, by making it more time consuming for a substantial shareholder to gain control of the Board without its consent, provide the Board with sufficient time to review any proposal from a substantial shareholder and appropriate alternatives thereto.



     Also at its meeting the Board of Directors unanimously adopted By-law changes reflecting all three of the proposed amendments to the Certificate, subject to shareholder action, which would merely conform the By-laws to the amendments to the Certificate adopted by the shareholders.



     The changes that the Board of Directors recently adopted to the By-laws, along with the further proposals for amending the Certificate now being recommended to the shareholders, are intended to protect shareholder value in the Company, in part by attempting to force a potential acquirer to negotiate with the Board and in part by making a change in control of the Board of Directors more difficult. In recent years, a large number of companies, including a substantial number of the Fortune 500 companies, have taken similar and, in many cases, more extensive action to prevent or forestall hostile takeovers.

     The full text of the proposals to amend the Certificate are included as Exhibit A to this Proxy Statement. The By-law changes recently adopted by the Board of Directors are included as Exhibit B to this Proxy Statement. Shareholders are urged to read these sections carefully as they involve matters of particular importance.



     THE BOARD BELIEVES THAT ADOPTION OF THESE PROPOSALS IS IN THE BEST INTERESTS OF ALL OF THE SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THEIR ADOPTION.



       BY-LAW CHANGES AND AMENDMENTS TO THE CERTIFICATE OF INCORPORATION



     The By-law changes and the amendments to the Certificate were authorized at the February 11, 1999 meeting of the Board of Directors and are not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company. The Company is aware, however, of the filing of a
Schedule 13D by LTTR Home Care LLC ("LTTR") with respect to the purchase by LTTR of the 2,126,250 shares of the Common Stock held in the name of Alan T. Sheinwald (the "Schedule 13D"). LTTR states in the Schedule 13D that it intends to take action to nominate and elect three of its designees, including Alan J. Landauer, to the Board of Directors of the Company. According to the Schedule 13D, such action may include proposing a slate of directors to be considered for election at the next annual meeting of shareholders and/or requesting a special meeting for the purpose of removing the current Directors and electing its proposed slate of Directors.



     If the By-law changes and amendments to the Certificate are adopted, they would in certain circumstances make a change in control of the Company more difficult. They are being recommended in order to assure fair treatment of the Company's shareholders in takeover situations. The By-law changes do and the amendments to the Certificate would supplement the April 10, 1995 amendment to the Certificate reserving 1,000,000 shares of "blank check" preferred stock. "Blank check" preferred stock may be issued by the Board of Directors at any time with dividends, dividend payment dates, redemption prices, voting powers and rights convert the preferred stock into common stock to be determined by the Board of Directors. Having " blank check" preferred stock is an anti-takeover defense in the sense that it creates the potential to dilute the control of a substantial shareholder and also makes a change in control of the Company more expensive and, thus, unappealing. The Certificate and the By-laws do not otherwise contain any provisions intended by the Company to have, or, to the knowledge of the Board having, an anti-takeover effect.



      AMENDMENT TO THE CERTIFICATE TO CLASSIFY THE BOARD OF DIRECTORS INTO


                THREE CLASSES OF DIRECTORS WITH STAGGERED TERMS



GENERAL CONSIDERATIONS AND DESCRIPTION OF THE PROPOSED AMENDMENT



     This amendment to the Certificate would classify the Board of Directors into three classes of directors, each of which, after an interim arrangement, will serve for three years, with one class being elected each year. The Board has unanimously approved a conforming amendment to the By-laws and such amendment will become effective upon the effectiveness of the proposed amendment to the Certificate.



     The By-laws now provide that all directors are to be elected to the Company's Board of Directors annually for a term of one year. The number of Directors has been set pursuant to the By-laws at one or more as may from time to time be declared by the Board. The proposed amendment to the Certificate by the addition of an Article Eight and the proposed amendment to Article III,
Section 1 of the By-Laws provide that the Board shall be composed of a minimum of three directors and shall be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. If the proposed amendments are adopted, the Company's Directors will be divided into three classes and 1 director will be elected for a term expiring at the 2000 Annual Meeting of Shareholders, 2 directors will be elected for a term expiring at the 2001 Annual Meeting of Shareholders, and 2 directors will be elected for a term expiring at the 2002 Annual Meeting of Shareholders (in each case, until their respective successors are duly elected and qualified). Starting with the 2000 Annual Meeting of Shareholders, one class of directors will be elected each year for a three-year term. It is the current intention of the Board of Directors, should the shareholders adopt this proposed amendment, to assign Dr. Bernard Kruger to the class of Directors whose term expires (and thus who are up for election at the Annual Meeting of Shareholders) in 2000; Messrs. Bruce Ansnes and Craig V. Sloane to the class of Directors whose term expires in 2001, and Messrs. Dean L. Sloane and Louis Rocco to the class of Directors whose term expires in 2002. Should the shareholders adopt this proposed amendment, any vacancies which occur during the year will be filled by the Board of Directors for the remainder of the full term of the directorship being filled.



PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT



     The adoption of this proposed amendment may significantly extend the time required to elect a majority of the Board of Directors. At least two shareholder meetings, instead of one, will be required to effect a change in the control of the Board. The Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company.



     This proposed amendment to the Certificate (and the related amendment to the By-laws) can also discourage certain types of transactions which involve an actual or threatened change of control of the Company. It will be more difficult and time-consuming to change majority control of the Board, thus reducing the vulnerability of the Company to an unsolicited takeover proposal, or an unsolicited proposal for the restructuring or sale of all or part of the Company.



     There have been numerous instances in the recent past of the accumulation of substantial block positions in public companies by third parties as a prelude to proposing a takeover or a restructuring or sale of all or part of the company or other similar extraordinary corporate action. Such actions are often undertaken by the third party without advance notice to or consultation with management of the company. In many cases, the purchaser seeks representation on the company's Board of Directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the company's Board, the purchaser may commence a proxy contest to have its nominees elected to the Board in place of certain directors or the entire Board. In some cases, the purchaser may not truly be interested in taking over the company, but uses the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase its equity position at a substantial premium over market price. The Board of Directors of the Company believes that the imminent threat of removal of the Company's management in such situations would severely curtail management's ability to negotiate effectively with such purchasers. Management would be deprived of the time and information necessary to evaluate the takeover proposals, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken.



     The proposed amendment, along with the other proposed amendments, will help ensure that the Board, if confronted by a surprise proposal from a third party which has acquired a block of the Company's stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal. The proposed amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms'-length negotiations with the Company's management and Board of Directors.



     It should also be noted that the classification provision will apply to every election of directors, whether or not a change in the Board would be beneficial to the Company and its shareholders and whether or not a majority of the Company's shareholders believes that such a change would be desirable. Adoption of this amendment may also limit the ability of shareholders to benefit from certain kinds of transactions which might be opposed by the incumbent Board of Directors, and may discourage certain accumulations of large blocks of the Company's stock or efforts to obtain control of the Company even though such might be beneficial to the Company and its shareholders. However, the Board feels that the benefits of seeking to protect its ability to negotiate with the proponent outweigh the disadvantages of discouraging such proposals.



     Shareholders should also be aware of the relationship between this proposed amendment and the other proposed amendments, along with the corresponding changes to the By-laws. Should the Amendment Limiting those Entitled to Call a Special Meeting of Shareholders be adopted, it would have the effect of limiting the calling of a special meeting of the shareholders. Although this would increase the difficulty that a third party would have in effecting a sudden or surprise change in majority control of the Company's Board of Directors without the support of the incumbent Board, it also has the effect of limiting the ability of the shareholders to change the composition of the incumbent Board and could thus increase the likelihood that incumbent Directors will retain their positions. Should the Amendment Requiring the Two-Thirds Majority Vote of Either the Board of Directors or the Shareholders to Amend the By-laws be adopted, it will have the effect of increasing the vote necessary to amend the amendments discussed herein from a simple majority to two-thirds
(66 2/3%) of the voting power of the Company.



VOTE REQUIRED FOR THE ADOPTION OF PROPOSED AMENDMENT



     Under New York law, the affirmative vote of the holders of a majority of the shares of the stock of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders is required to adopt the proposed amendment to the Certificate. The conforming By-law amendment has been approved by the Board and will become effective upon the effectiveness of the amendment to the Certificate.



     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.



 AMENDMENT TO THE CERTIFICATE TO LIMIT THOSE ENTITLED TO CALL A SPECIAL MEETING OF SHAREHOLDERS TO THE CHAIRMAN OF THE BOARD OF DIRECTORS OF THE COMPANY, THE
PRESIDENT OF THE COMPANY OR A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY



GENERAL CONSIDERATIONS AND DESCRIPTION OF THE PROPOSED AMENDMENT



     New York law permits the establishment in the Company's Certificate and/or By-laws of a procedure for calling a special meeting of the shareholders of the Company and to limit the persons who may require that such a meeting be called. Before this amendment, the By-laws permitted the Chairman of the Board of Directors, the President of the Company, a majority of the Board of Directors, or the President of the Company at the request of the holders of at least twenty-five percent (25%) of the Company's issued and outstanding voting stock to call a special meeting. The new By-law and the proposed amendment to the Certificate permit only the Chairman of the Board of Directors, the President of the Company or a majority of the Board of Directors, to call such a meeting.



PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT



     The calling of a special meeting of the shareholders of a corporation is an extraordinary event. Such a meeting has never occurred in the Company's history. Limiting the calling of special meetings can result in fewer disruptions of the ordinary business of the corporation and allow the Board more time to consider the advisability of various alternative courses of action. The New York statute provides great latitude to a corporation in determining who shall have the power to require that such a meeting be called, and under what circumstances such power may be exercised. Further, with respect to retaining maximum negotiating power in the Board in matters affecting the Company's future, such limits are appropriate. For example, a potential acquirer will consider the speed with which its acquisition of stock can translate into effective control of the corporation. If such an acquirer can convene a meeting of the shareholders on short notice, the Board may have insufficient time to gather information necessary for the shareholders to be able to assess the proposals of the acquirer, and would increase the pressure on the shareholders to make hasty decisions.



     On the other hand, such limitation could reduce the ability of shareholders to communicate their views to the Board as a body. This procedure would also make it more difficult for the holder or holders of a majority of the Company's stock to change the composition of incumbent management. Such limitation might discourage potentially beneficial advances from being made to the Company if the majority of the Board of Directors did not agree with the potential acquirer's view of the value of the opportunity to the Company and its shareholders.

VOTE REQUIRED FOR ADOPTION OF THE PROPOSED AMENDMENT



     Under New York law, the affirmative vote of the holders of a majority of the shares of stock of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders is required to adopt the proposed amendment to the Certificate.



     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.



         AMENDMENT TO REQUIRE A TWO-THIRDS MAJORITY VOTE OF EITHER THE


          BOARD OF DIRECTORS OR THE SHAREHOLDERS TO AMEND THE BY-LAWS



GENERAL CONSIDERATIONS AND DESCRIPTION OF THE PROPOSED AMENDMENT



     Under New York law, amendments to the By-laws require the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon, or if provided in the Certificate or the By-laws, the By-laws may be amended by a majority of the Board of Directors, subject to amendment or repeal by the shareholders. New York law also permits provisions in the Certificate and/or the By-laws that require a greater vote for any corporate action.



     The requirement of an increased shareholder vote may prevent a shareholder or shareholders controlling a majority of the Company's stock from avoiding the requirements of the proposed amendments regarding a classified Board and related matters merely by amending or repealing them. Thus, the holders of more than one-third (33 1/3%) of the shares of stock entitled to vote could block the future repeal or modification of these provisions even if such was deemed beneficial by the holders of more than a majority (although less than 66 2/3%) of such stock. For information with respect to the ownership of shares (including shares issuable upon exercise of stock options) of the Company's voting stock, by directors and officers, see "Principal Shareholders."



PURPOSES AND EFFECTS



     The proposed amendment would, if adopted, require the affirmative vote of the holders of 66 2/3% of the outstanding shares of the Company's stock in order for any of the changes to the By-laws corresponding to the previously identified amendments to be amended, modified or repealed. Such a requirement would ensure that the provisions of such amendments could not be removed by the holder or holders of a majority, but less than 66 2/3%, of the Company's shares. Adoption of this proposed amendment would make it more difficult for the holder or holders of a majority, but less than 66 2/3%, of the Company's shares to effect changes in the composition of the Board, or effect certain kinds of transactions which may be opposed by the incumbent Board. This would be true even if such changes or transactions would be beneficial to the Company and its shareholders, and even if such changes or transactions were favored by holders of a majority, but less than 66 2/3% of the shares of stock of the Company.



VOTE REQUIRED FOR ADOPTION OF THE PROPOSED AMENDMENT



     Under New York law, the affirmative vote of the holders of a majority of the shares of stock of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders is required to adopt the proposed amendment to the Certificate.



     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.


                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     Subject to ratification by the Shareholders, the Board of Directors has appointed Richard A. Eisner & Company, LLP as independent certified public accountants for the Company for the year ending March 31, 1999. Management will present to the Annual Meeting a proposal that such appointment be ratified. The favorable vote of the holders of a majority of the shares of Common Stock, represented in person or by Proxy at the meeting, will be required for such ratification. A representative of Richard A. Eisner & Company, LLP will attend the meeting with the opportunity to make a statement if he desires to do so. That representative will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING


     Shareholder proposals intended to be presented at the next annual meeting of Shareholders must be received by the Company not later than November 8, 1999 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting. Any such proposal should be communicated in writing to the Secretary of the Company, 18 Sargent Place, Mt. Vernon, New York, 10550.


                                 OTHER MATTERS

     Management does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the accompanying Proxy will have discretion to vote in accordance with their own judgment on such matters.

                                          By Order of the Board of Directors,

                                          LOUIS ROCCO,
                                          Secretary


March 8, 1999

                                   EXHIBIT A



                TEXT OF RESOLUTIONS TO ADOPT PROPOSED AMENDMENTS


                      TO THE CERTIFICATE OF INCORPORATION



1. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED TERMS



     RESOLVED, that the Certificate of Incorporation of the Corporation be amended to add the following as Article 8:



     8. The Board of Directors is divided into three classes: Class I , Class II and Class III. The number of Directors in each class shall be the whole number arrived at by dividing the authorized number of directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third the extra directors shall be a member of Class III, and if such fraction is two-thirds one of the directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the third annual meeting after such director was elected, provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next ensuing, the directors first elected to Class II shall serve for a term ending on the second annual meeting after such directors were first elected, and the directors first elected to Class III shall serve a full term as provided in this Article. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Reference to the first election of directors shall signify the first election of directors concurrent with the approval of the stockholders of this amendment to the Certificate of Incorporation. At each annual election held thereafter, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. No reduction in number shall have the effect of removing any director prior to the expiration of his term.



2. AMENDMENT TO THE CERTIFICATE OF INCORPORATION LIMITING THOSE ENTITLED TO CALL A SPECIAL MEETING OF SHAREHOLDERS TO THE CHAIRMAN OF THE BOARD OF DIRECTORS, THE PRESIDENT OF THE COMPANY OR A MAJORITY OF THE BOARD OF DIRECTORS



     RESOLVED, that the Certificate of Incorporation of the Corporation be amended to add the following as Article 9:



     9. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by law, may be called by the Chairman of the Board, the President or a majority of the Board of Directors.



3. AMENDMENT TO THE CERTIFICATE OF INCORPORATION REQUIRING A TWO-THIRDS MAJORITY VOTE OF EITHER THE BOARD OF DIRECTORS OR THE SHAREHOLDERS TO AMEND THE BY-LAWS



     RESOLVED, that the Certificate of Incorporation of the Corporation be amended to add the following as Article 10:



     10. The By-laws of the Corporation shall be subject to amendment or repeal and additional By-laws may adopted either by a two-thirds (66 2/3%) vote of the Board of Directors at any regular or special meeting of the Board or by written consent in lieu of a meeting, or by a two-thirds (66 2/3%) vote of the shareholders at any regular or special meeting of the shareholders or by written consent in lieu of a meeting.

                                   EXHIBIT B



                BY-LAW CHANGES ADOPTED BY THE BOARD OF DIRECTORS



BOARD RESOLUTION RELATING TO THE CLASSIFICATION OF THE BOARD



     RESOLVED, that Article III, Section 1 of the By-laws of the Corporation be amended to read:



     Section 1.  Number; Tenure; Classes



          (a) The number of Directors which shall constitute the whole Board shall be such number, not fewer than three, as may from time to time be declared by the Board. The Directors whose terms have expired shall be elected at the annual meeting of shareholders, except as provided in subsection (b) to this Article III, Section 1 and as provided in Section 3 of this Article III, and the Directors elected shall hold office until their successors are elected and qualified. Directors need not be shareholders.



          (b) The Board of Directors is divided into three classes: Class I , Class II and Class III. The number of Directors in each class shall be the whole number arrived at by dividing the authorized number of directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third the extra directors shall be a member of Class III, and if such fraction is two-thirds one of the directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the third annual meeting after such director was elected, provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next ensuing, the directors first elected to Class II shall serve for a term ending on the second annual meeting after such directors were first elected, and the directors first elected to Class III shall serve a full term as provided in this Article. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Reference to the first election of directors shall signify the first election of directors concurrent with the approval of the stockholders of this amendment to the Certificate of Incorporation. At each annual election held thereafter, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. No reduction in number shall have the effect of removing any director prior to the expiration of his term.



BOARD RESOLUTION RELATING TO THE LIMIT ON THOSE ENTITLED TO CALL A SPECIAL MEETING OF THE


SHAREHOLDERS TO THE CHAIRMAN OF THE BOARD OF DIRECTORS, THE PRESIDENT OF THE COMPANY OR A MAJORITY


OF THE BOARD OF DIRECTORS



     RESOLVED, that Article II, Section 4 of the By-laws of the Corporation be amended to read:



     Section 4.  Special Meetings



          Special meetings of the shareholders, for any purpose, unless otherwise prescribed by law, may be called by the Chairman of the Board, the President or a majority of the Board of Directors.



BOARD RESOLUTION RELATING TO THE REQUIREMENT OF A TWO-THIRDS MAJORITY VOTE OF EITHER THE


BOARD OF DIRECTORS OR THE SHAREHOLDERS OF THE COMPANY TO AMEND THE BY-LAWS OF THE COMPANY



     RESOLVED, that Article XI, Section 1 of the By-laws of the Corporation be amended to read:



     Section 1.  Power to Amend



          These By-laws shall be subject to amendment or repeal and additional By-laws may adopted either by a two-thirds (66 2/3%) vote of the Board of Directors at any regular or special meeting of the Board or by written consent in lieu of a meeting, or by a two-thirds (66 2/3%) vote of the shareholders at any regular or special meeting of the shareholders or by written consent in lieu of a meeting.

PROXY                      COMMUNITY CARE SERVICES, INC.

                  Solicited on Behalf of the Board of Directors

         The undersigned appoints each of Dean L. Sloane and Bruce L. Ansnes (with full power to act without the other and each with full power to appoint his substitute) as the undersigned's Proxies to vote all shares of Common Stock of the undersigned in Community Care Services, Inc. (the "Company"), a New York corporation, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, on March 23, 1999, at 10:00 a.m. (local time) or at any adjournments thereof as follows:

1. PROPOSAL TO APPROVE THE REVERSE SPLIT OF THE COMPANY'S COMMON STOCK, PAR VALUE $.01 BY A RATIO OF 1:3.

              FOR |_|          AGAINST |_|               ABSTAIN |_|

2.   ELECTION OF DIRECTORS
     FOR all nominees listed below

     (except as marked contrary to below) |_|


     WITHHOLD AUTHORITY

     to vote for all nominees listed below |_|



     Dean L. Sloane, Bruce L. Ansnes, Bernard M. Kruger, M.D., Craig V. Sloane and Louis Rocco

    (INSTRUCTIONS: To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below).

3. THE FOLLOWING THREE PROPOSALS TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION (THE "CERTIFICATE"):

     A. Proposal to amend the Certificate to Classify the Board of Directors into Three Classes of Directors with Staggered Terms:

                       FOR |_|      AGAINST |_|       ABSTAIN |_|

     B. Proposal to amend the Certificate to Limit Those Entitled to Call a Special Meeting of Shareholders to the Chairman of the Board of Directors, the President of the Company or a majority of the Board of Directors of the Company:

                       FOR |_|      AGAINST |_|       ABSTAIN |_|

     C. Proposal to Amend the Certificate to Require a Two-Thirds Majority Vote of Either the Board of Directors or the Shareholders to Amend the By-laws of the Company:

                  FOR |_|      AGAINST |_|       ABSTAIN |_|


4. PROPOSAL TO RATIFY SELECTION OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING MARCH 31, 1999.

                  FOR |_|      AGAINST |_|       ABSTAIN |_|

5. In their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

     The shares of Common Stock represented by this Proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of the nominees listed in Item 2 and FOR the proposals in Items 1, 3, 4 and 5.

     The undersigned hereby revokes any Proxy or Proxies to vote shares of Common Stock of the Company heretofore given by the undersigned.


                                    _______________________________, 1999
                                                  (Date)

                                    ____________________________________________

                                    ____________________________________________

                                    Please date, sign exactly as name appears on this Proxy, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving his title, and affix corporate seal. If a partnership, sign in the partnership name by authorized person. In the case of joint ownership, each joint owner must sign.